Exhibit 10.22

Dated 16 November 2020

True Gold R&D Services Agreement

Security Matters, Ltd

True Gold Consortium Pty Ltd

Commercial Details

1. SMX Israel	Security Matters, Ltd an Israeli corporation PC #515125771 c/-K&L Gates, L25, 525 Collins Street, Melbourne, Victoria 3000

2. TrueGold	True Gold Consortium Pty Ltd ACN 641 483 374 of 51b Marlow Street, Wembley, Western Australia 6108

3. Agreement Name	Services Agreement (Agreement)

4. TrueGold Representative	Zeren Browne

5. SMX Israel Representative	Haggai Alon

6. Term and Extension

This Agreement will become effective on 1 January 2021 (Commencement Date).

This Agreement will expire on 31 December 2021 or upon mutual agreement in writing by both parties (Initial Term).

TrueGold may request extension of the Initial Term by giving SMX Israel at least 3 months’ notice prior to the expiry of the Initial Term. SMX Israel may then extend the term by providing TrueGold with an Extension Notice.

TrueGold may request multiple extensions of the term and SMX Israel may issue multiple Extension Notices from time to time.

7. General Liability Cap	The lesser of: (a) $100,000; and (b) all amounts paid to SMX Israel under this Agreement from the Commencement Date to the date of the relevant claim.

Execution page

Executed as an agreement	Date: 16.11.2020

Executed for and on behalf of Security Matters, Ltd (an Israeli corporation PC #515125771) by its authorised representative in accordance with the laws of Israel, who hereby declares that they have been duly authorised to do so, in the presence of:

/s/ Ed Hofland	/s/ Haggai Alon
Signature of witness	Signature of authorised representative

Ed Hofland	Haggai Alon
Print Name	Print Name

Executed by True Gold Consortium Pty )
Ltd (ACN 641 483 374) in accordance with )
section 127 of the Corporations Act: )

/s/ Hugh Morgan	/s/ Richard G. Hayes
Signature of Director	Signature of Director/Secretary

Hugh Morgan
Name of Director	Richard G. Hayes
Name of Director/Secretary

Table of contents

1.	Provision of Services	5

2.	Exclusivity	6

3.	Invoicing and Payment	6

4.	Taxes and GST	6

5.	Variation Request	7

6.	Representations and warranties	7

7.	Liability	8

8.	Intellectual Property Rights	9

9.	Confidential Information	9

10.	Termination and suspension of this Agreement	9

11.	Assignment, novation and subcontracting	10

12.	Notices	10

13.	Disputes	11

14.	General	12

15.	Definitions and interpretation	13

Schedule 1—Scope of Works		16

Schedule 2 – Pricing		17

Schedule 3		18

Recitals

A.	SMX Israel (a wholly owned subsidiary of SMX Australia) and TrueGold are parties to the Licence Agreement.

B.	SMX Australia, True Gold and W.A. Mint are parties to the Shareholders’ Agreement.

C.	Together, the Licence Agreement and the Shareholders Agreement form the basis for the parties to explore the use of the Technology in all facets of the Field.

D.

SMX Israel has agreed to provide to TrueGold services constituting “Licensee’s Improvements” (as that term is defined in the License Agreement), and TrueGold has agreed to engage SMX Israel to provide or perform such services on the terms set out in this Agreement.

General Terms and Conditions

1.	Provision of Services

1.1	Scope of Work

(a)	The Parties agree the Scope of Works in the form of Schedule 1 for the supply of the Services by SMX Israel to TrueGold, which the parties may amend from time to time by agreement in writing.

(b)	The Scope of Works details, amongst other things, a description of the Services and Deliverables.

1.2	SMX Israel obligations

SMX Israel agrees that it will provide the Services and Deliverables:

(a)	in accordance with the Scope of Works; and

(b)	in accordance with the provisions of this Agreement.

1.3	TrueGold obligations

TrueGold agrees that it will:

(a)

provide reasonable and prompt assistance in order for SMX Israel to provide the Services and Deliverables, including providing access to TrueGold’s staff, records, information, technology and systems as reasonably required and relating to the Services and Deliverables; and

(b)	pay SMX Israel for the Services in accordance with this Agreement.

1.4	Service standards

SMX Israel acknowledges and agrees that it will provide the Services during the Term in accordance with this Agreement acting reasonably and exercising reasonable skill, care and diligence.

1.5	Acknowledgement and agreement to agree

(a)	Each party acknowledges that at Item 1 of Schedule 3.

(b)	The Parties agree that those items listed at Items 2, 3, 4, 5 and 6 in Schedule 3 are subject to the further agreement of the Parties on or before 31 December 2020.

2.	Exclusivity

2.1	Agreement is non-exclusive

(a)	Nothing in this Agreement imposes an obligation of exclusivity on SMX Israel.

(b)

TrueGold acknowledges and agrees that SMX Israel is at liberty to provide services of the same or similar nature as the Services to a third party other than TrueGold provided it is outside of the Field at any time and from time to time.

3.	Invoicing and Payment

3.1	Pricing

TrueGold agrees to pay the Price to SMX Israel as set out in Schedule 2.

3.2	Payment Claim

At the end of each calendar month, SMX Israel must submit a tax invoice to TrueGold in respect of the Services provided (Tax Invoice).

3.3	Payment

(a)

TrueGold must pay SMX Israel the Price claimed in the Tax Invoice 14 days after the last day of each calendar month in which the Tax Invoice is received by TrueGold, unless alternative payment arrangements are agreed upon by both parties in a Scope of Work writing prior to services being undertaken.

(b)

If this agreement is terminated for any reason during a month, then the pro rata amount of the Price is due and payable for that portion of the month up to the date of termination for that month and is payable 14 days after termination.

4.	Taxes and GST

(a)

Unless expressly provided otherwise in this Agreement, TrueGold is responsible for, and will pay, all Taxes incurred or imposed by the Commonwealth of Australia and its State and Territory governments in connection with the Services.

(b)

Notwithstanding clause 4(a), TrueGold will not be responsible for Australian withholding tax which arises in relation to Tax Invoices, other than deducting and remitting it to the Australian Taxation Office when legislatively required to do so, where SMX Israel has a right to a Tax refund, credit, rebate, offset or like claim in relation to that withholding tax in either Australia or Israel, irrespective of whether or not SMX Israel exercises that right.

(c)

The recipient of a taxable supply will only be required to pay an amount of GST to the Party making the taxable supply if and when the Party making the taxable supply provides a valid tax invoice to the recipient of a taxable supply.

(d)	If there is an adjustment to a taxable supply made under this Agreement, then the Party making the taxable supply will provide an adjustment note to the recipient of the taxable supply.

(e)

The amount of a Party’s entitlement under this Agreement to recovery or compensation for any of its costs, expenses or liabilities is reduced by the input tax credits to which that Party is entitled in respect of those costs, expenses or liabilities.

5.	Variation Request

(a)	SMX Israel will not vary the Services except where agreed in writing by TrueGold.

(b)	TrueGold may issue a notice to SMX Israel requesting a variation of the Services (Variation Notice).

(c)

SMX Israel will, within 5 Business Days of receipt of a Variation Notice advise TrueGold of any resulting change to the Price and the performance of the Services if the proposed variation was implemented (Written Claim).

(d)

TrueGold will, within 5 business days following receipt of a Written Claim, confirm to SMX Israel whether the proposed variation is to be implemented and, if so, this Agreement will be adjusted in accordance with the Written Claim.

6.	Representations and warranties

(a)	Representations and warranties

Each party represents and warrants that, as at the date of execution of this Agreement and on each day during the Term:

(i)	if it is a corporation, it is registered and validly existing under the laws of the jurisdiction in which it was incorporated;

(ii)	it has full legal capacity and power to enter into this Agreement and to carry out the transactions that this Agreement contemplates;

(iii)	all corporate action has been taken that is necessary or desirable to authorise its entry into this Agreement and its carrying out of the transactions that this Agreement contemplates;

(iv)	it holds each Authorisation that is necessary or desirable to:

(A)	execute this Agreement and to carry out the transactions that this Agreement contemplates; and

(B)	ensure that this Agreement is legal, valid, binding and admissible in evidence,

and it is complying with any conditions to which any of these authorisations is subject; and

(v)	this Agreement constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to any necessary stamping or registration.

(b)	TrueGold acknowledgement

TrueGold acknowledges, subject to clause 1.5(b) that the:

(i)	Deliverables are accepted on the basis that TrueGold is responsible for determining that the Services are suitable for any particular purpose or application; and

(ii)

unless otherwise expressly agreed by SMX Israel and to the extent permitted by Law in entering into this Agreement and ordering Services, TrueGold relies on its own investigations and enquiries in relation to the Services and does not rely on any representation or warranty from SMX Israel other than:

(A)	as set out in this Agreement; or

(B)

to the extent it applies, as implied by statute (including the Competition and Consumer Act 2010 (Cth)), where any exclusion of the relevant representation or warranty would contravene that statute or render any part of this Agreement void.

7.	Liability

7.1	Limit on Liability

SMX Israel’s maximum aggregate Liability to TrueGold for all Claims and Liabilities arising out of or in connection with this Agreement or the provision of the Services is limited to and will not exceed the General Liability Cap.

7.2	Consequential loss

Neither Party will be liable to the other for any Claims or Liability in respect of any Consequential Loss suffered or incurred as a result of any breach, act or omission by the Party (whether in negligence or otherwise).

7.3	Exclusion of implied warranties

Any representation, warranty, condition, guarantee or undertaking that would be implied in this Agreement by legislation, common law, equity, trade, custom or usage is excluded to the fullest extent permitted by Law.

7.4	Non-excludable rights implied by Law

Nothing in this Agreement excludes, restricts or modifies any consumer guarantee, right or remedy (to the extent that it applies), conferred on TrueGold by the Australian Consumer Law in Schedule 2 of the Competition and Consumer Act 2010 (Cth) or any other applicable law that cannot be excluded, restricted or modified by agreement.

7.5	Liability for breach of non excludable rights

Without prejudice to clause 7.1, to the fullest extent permitted by Law, the liability of SMX Israel for a breach of a non excludable consumer guarantee referred to in clause 7.4 is limited, at SMX Israel ‘s option, to:

(a)	the supplying of the Services again; or

(b)	the payment of the cost of having the Services supplied again.

8.	Intellectual Property Rights

Subject to clause 1.5(b) all Intellectual Property Rights will be determined in accordance with the terms of the Licence Agreement.

9.	Confidential Information

(a)	Subject to this clause, each Party will ensure that:

(i)	all Confidential Information is kept confidential; and

(ii)	its Personnel and its Subcontractors maintain in confidence all Confidential Information.

(b)	The obligations of confidentiality under clause 10(a) do not apply to any information that is required to be disclosed by any applicable Law or the rules of a relevant stock exchange.

(c)	The obligations under this clause survive termination of this Agreement.

10.	Termination and suspension of this Agreement

10.1	Termination by Notice

Either Party may terminate this Agreement at any time with 90 days’ prior written notice to the other.

10.2	Breach Notice

If either Party has committed a material breach of this Agreement, then the non-defaulting Party may issue a notice requiring the defaulting Party to show cause, within 10 Business Days, why the non-defaulting Party ought not to exercise a right referred to in clause 10.3 (Breach Notice).

10.3	Termination for Breach

The non-defaulting Party may terminate this Agreement by written notice to the defaulting Party if the defaulting Party is in material breach of this Agreement and has failed to show cause why the defaulting Party ought not terminate the Agreement within 10 Business Days of receiving the non-defaulting Party’s notice to show cause.

10.4	Not used

10.5	Termination for Insolvency

Either Party may terminate this Agreement immediately by giving written notice to the other Party if an Insolvency Event occurs in relation to that other Party.

10.6	Clause survives termination

This clause 10 survives the termination or expiry of this Agreement.

11.	Assignment, novation and subcontracting

11.1	Assignment & novation

Neither Party can assign, novate or create a Security Interest over any or all of its rights or obligations under this Agreement without the prior written consent of the other.

11.2	Subcontracting

(a)

SMX Israel may subcontract part or all of the provision of Services under this Agreement without the prior consent of TrueGold. SMX Israel acknowledges and agrees that the subcontracting by it of the Services does not in any way relieve it from the performance of any of its obligations under this Agreement.

(b)	SMX Israel will remain primarily liable for the performance of any subcontractor it employs to undertake any of the Services.

12.	Notices

12.1	Form of Notice

Any notice, demand, approval, consent, request or other communication in relation to this Agreement (Notice) will:

(a)	be in writing in English;

(b)	be marked for the attention of TrueGold’s Representative or SMX Israel’s Representative (as applicable); and

(c)	be given at the recipient’s Address for Service by being:

(i)	hand delivered;

(ii)	sent by email;

(iii)	sent by prepaid mail; or

(iv)	sent by prepaid Express Post International (or overseas equivalent) airmail if the sender and the recipient are in different countries.

12.2	Giving of Notice

(a)	A Notice is given if:

(i)	hand delivered, on the date of delivery;

(ii)

sent by email, on the date shown by a printed “read receipt” generated by the sender’s computer or failing that, 2 hours after the message is sent unless an automatic notice is generated indicating the email was not sent or was not received;

(iii)	sent by prepaid mail, on the third day after posting;

(iv)	sent by airmail, on the seventh day after posting.

(b)	A Notice takes effect from the time it is given unless a later time is specified in it.

13.	Disputes

(a)	Any dispute, disagreement or Claim relating to this Agreement (Dispute) will be dealt with in accordance with this clause.

(b)	The Party claiming the Dispute will give notice of the Dispute to the other Party which will include all facts on which that Party relies in relation to that Dispute (Dispute Notice).

(c)

Within 5 Business Days after service of a Dispute Notice, TrueGold’s Representative and SMX Israel’s Representative will meet at least once to attempt, using their reasonable endeavours, to resolve the Dispute in good faith.

(d)

If the Dispute has not been resolved within 15 Business Days after the service of the Dispute Notice, a member of the senior management of each Party (or their respective nominees) having authority to settle the Dispute, will meet within 20 Business Days after the service of the Dispute Notice to attempt to resolve the Dispute in good faith or to mutually agree on an alternative dispute resolution process to be taken by the Parties in relation to the Dispute.

(e)

If, within 15 Business Days after the first meeting of the senior management, the Dispute has not been resolved or an alternate dispute resolution process has not been agreed, then the matter may be referred to court proceedings.

(f)	A Party may not start court proceedings in relation to a Dispute until it has complied with the procedures in this clause, unless it commences legal proceedings to preserve any rights it may have.

(g)	Nothing in this clause prevents a Party seeking urgent injunctive or interlocutory relief.

(h)	Notwithstanding the existence of a Dispute, both Parties will continue to perform their respective obligations under this Agreement.

14.	General

14.1	Relationship of Parties

(a)	Nothing in this Agreement creates a joint venture, partnership, or the relationship of principal and agent, or employee and employer between the parties.

(b)

Neither Party has the authority to bind the other Party by any representation, declaration or admission, or to make any contract or commitment on behalf of the other Party or to pledge the other Party’s credit.

14.2	Governing Law

This Agreement is governed by the Laws of Victoria, Australia.

14.3	Entire agreement

This Agreement constitutes the entire agreement between the Parties regarding the matters set out in it and supersedes all prior representations, understandings or arrangements made between the Parties, whether orally or in writing.

14.4	Waiver

A right created by this Agreement cannot be waived except in writing signed by the Party entitled to that right. Delay by a Party in exercising a right does not constitute a waiver of that right, nor will a waiver (either wholly or in part) by a Party of a right operate as a subsequent waiver of the same right or of any other right of that Party.

14.5	Further assurances

Each Party will promptly execute all documents and do everything reasonably necessary or desirable to give full effect to the arrangements contained in this Agreement.

14.6	Time for doing acts

(a)	If:

(i)	the time for doing any act or thing required to be done; or

(ii)	a notice period specified in this Agreement,

expires on a day other than a Business Day, the time for doing that act or thing or the expiration of that notice period is extended until the following Business Day.

(b)	If any act or thing required to be done is done after 5 pm on the specified day, it is taken to have been done on the following Business Day.

14.7	Severance

If any clause or part of any clause is in any way unenforceable, invalid or illegal, it is to be read down so as to be enforceable, valid and legal. If this is not possible, the clause (or where possible, the offending part) is to be severed from this Agreement without affecting the enforceability, validity or legality of the remaining clauses (or parts of those clauses) which will continue in full force and effect.

14.8	Preservation of existing rights

The expiration or termination of this Agreement does not affect any right that has accrued to a Party before the expiration or termination date.

14.9	No merger

Any right or obligation of any Party that is expressed to operate or have effect on or after the completion, expiration or termination of this Agreement for any reason, will not merge on the occurrence of that event but will remain in full force and effect.

14.10	Rights in addition to Law

The rights, powers and remedies provided in this Agreement are in addition to any rights, powers and remedies provided by Law.

14.11	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts taken together constitute one instrument. A party who has executed a counterpart of this Agreement may deliver it to, or exchange it with, another party by emailing a pdf (portable document format) copy of the entire executed counterpart to that other party at its Address for Service for email.

14.12	Legal costs and expenses

Each Party will pay its own legal costs and disbursements in connection with the negotiation, preparation, execution and carrying into effect of this Agreement.

15.	Definitions and interpretation

15.1	Definitions

In this Agreement unless the context clearly indicates otherwise:

Address for Service means the address of each Party specified in Items 1 and 2 (as appropriate).

Agreement means this agreement, comprising the Commercial Details, General Terms and Conditions and the schedules and annexures (as varied by the Parties from time to time).

Authority means all persons and any government, government body, semi-government, local government, authority, administrative or judicial body, public authority, statutory corporation or instrumentality that has jurisdiction over the Services.

Breach Notice has the meaning given in clause 10.1.

Business Day means any day other than a Saturday, Sunday or public holiday in the jurisdiction in which in which the Services are performed.

Claim means any claim, action, demand, suit or proceeding of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether in connection with this Agreement, at Law, in equity, under statute or otherwise.

Commencement Date has the meaning given in Item 6.

Commercial Details means the table so identified at the commencement of this Agreement.

Confidential Information means any information in any form which

(a)	is, by its nature, confidential or non-public;

(b)	is marked or designated or confirmed by a Party as confidential or proprietary at the time of its disclosure; or

(c)	a Party knows or ought to know is confidential,

but excludes:

(d)	information that is in or enters the public domain through no fault of either Party;

(e)	information that was made available to a Party by a person (other than the other Party) who, as far as that Party knows, has or then had the unrestricted legal right to do so;

(f)	information that is required to be disclosed by Law, any Authority or the rules of a recognised securities exchange;

(g)	information that is disclosed to the Party’s professional advisers to obtain professional advice; or

(h)

disclosure of the information to a Related Body Corporate of the Party, provided that the Related Body Corporate is subject to an obligation of confidence no less onerous than that owed under this Agreement.

Consequential Loss means any loss of opportunity, profit, anticipated profit, business, business opportunities or revenue or any failure to realise anticipated savings.

Corporations Act means the Corporations Act 2001 (Cth).

Deliverables means any deliverables resulting from the Services, including as outlined in the Scope of Works and Schedule 1.

Dispute has the meaning given to that term in clause 13(a).

Dispute Notice means a notice issued pursuant to clause 13(b).

Extension Notice has the meaning given in Item 6.

Field means the industry comprising gold as a precious metal being products that have an ISO 4217 currency code “XAU”.

Force Majeure Event means any act, event or cause, other than a lack of funds, which:

(a)	directly or indirectly results in a Party being prevented from or delayed in performing any of its material obligations under this Agreement; and

(b)	is beyond the reasonable control of that Party.

General Liability Cap means the amount specified in Item 7.

General Terms and Conditions means these general terms and conditions and includes any schedules, annexures and attachments forming part of them.

GST means any form of goods and services tax payable under the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Initial Term has the meaning given in Item 6.

Insolvency Event in relation to an entity, means:

(a)	a receiver, receiver and manager, administrator, trustee or similar official being appointed over any of the assets or undertaking of the entity;

(b)	the entity suspending payment of its debts generally;

(c)	the entity being or becoming unable to pay its debts when they are due or is unable to pay its debts within the meaning of the Corporations Act;

(d)	the entity entering into or resolving to enter into any arrangement, understanding or compromise with, or assignment for the benefit of, its creditors or any class of them;

(e)

an application or order being made for the winding up or dissolution of, or the appointment of a provisional liquidator to, the entity or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the entity otherwise than for the purpose of an amalgamation or reconstruction which has the prior consent of all of the members of the entity; or

(f)	an administrator being appointed in accordance with the Corporations Act; and

in relation to an individual, means the individual being or becoming insolvent or committing an act of bankruptcy as those terms are used in the Bankruptcy Act 1966 (Cth).

Intellectual Property Rights means any intellectual and industrial property rights throughout the world including rights in respect of or in connection with any confidential information, copyright (including future copyright and rights in the nature of or analogous to copyright including without limitation any database rights), moral rights, inventions (including patents), trade marks, service marks, designs and circuit layouts, whether or not now existing and whether or not registered or registrable, and includes any right to apply for the registration of such rights and includes all renewals and extensions and any other Intellectual Property Rights as defined in Article 2 of the World Intellectual Property Organisation Convention of 1967.

Item means an item of the Commercial Details.

Law means:

(a)	all Legislative Requirements;

(b)	any Licences; and

(c)	those principles of common law and equity established by decision of the courts.

Legislative Requirements means all present and future Acts of Parliament of the Commonwealth of Australia or of any State or Territory of Australia, regulations, codes, ordinances, local laws, by-laws, rules and requirements of all Authorities;

Liability means any debt, obligation, Claim, action, cost (including legal costs on an indemnity basis, deductible or increased premiums), expense, loss (whether direct or indirect), damage, losses, compensation, charge or liability of any kind (including fines or penalties), whether it is:

(a)	actual, prospective or contingent; or

(b)	currently ascertainable or not,

and whether incurred or payable under this Agreement or otherwise at Law.

Licence means all licences, qualifications, registrations and other statutory requirements necessary for the performance of the Services pursuant to and in compliance with this Agreement.

Licence Agreement means the TrueGold Licensing Agreement between SMX Israel, TrueGold and W.A. Mint Pty Ltd dated 26 July 2020.

Notice has the meaning given in clause 12.

Party means a party to this Agreement and Parties has a corresponding meaning.

Personnel means:

(a)

in the case of SMX Israel, any of its employees, agents and representatives, any Subcontractors and any of the employees, agents and representatives of any Subcontractors, who are involved either directly or indirectly in the provision of the Services; and

(b)	in the case of TrueGold, any of its past or present officers, employees, agents or representatives.

Price means the amount payable for the Services set out in Schedule 2 and as adjusted in accordance with this Agreement.

Related Body Corporate has the meaning given to the term ‘related body corporate’ in the Corporations Act.

Scope of Works means a statement of work for the Services agreed between the parties as set out in Schedule 1.

Security Interest means:

(a)	any security under the Personal Property Securities Act 2009 (Cth); and

(b)	any mortgage, charge, pledge, hypothecation or lien or any security or preferential interest of any kind, or arrangement with any creditor.

Services means the research and development services to be performed by SMX Israel for TrueGold as more particularly specified in Schedule 1.

Shareholders Agreement means the shareholders agreement dated 27 July 2020 in relation to TrueGold between TrueGold, WA Mint and SMX Australia.

SMX Australia means Security Matters Limited ACN 626 192 998, an Australian company listed on ASX.

SMX Israel Representative means the person specified in Item 5.

Subcontractor means any contractor or subcontractor (including consultants and suppliers) engaged by SMX Israel and those contractor’s or subcontractor’s employees, officers, agents, consultants and contractors.

Tax means any present and future tax, levy, impost, duty, rate, charge, fee, deduction or withholding of any nature imposed or levied by an Authority, together with any penalties, fines or interest thereon.

Tax Invoice means an invoice which complies with the GST Act in relation to the production and form of tax invoices for GST purposes,

Technology means the Security Matters Technology and the Isorad Technology (as those terms are defined in the Licence Agreement).

Term means the term of this Agreement as determined in accordance with Item 6.

TrueGold Representative means the person specified in Item 4.

Variation Notice means a notice issued in accordance with clause 5.

WA Mint means WA Mint Pty Ltd ACN 054 024 314, a wholly owned subsidiary of the Perth Mint.

Written Claim has the meaning given in clause 5.

15.2	Interpretation

In this Agreement unless expressly provided otherwise:

(a)

a reference to this Agreement or another instrument, Licence, code or standard means this Agreement, that other instrument, Licence, code or standard and includes any variation, supplement, assignment, novation, substitution or replacement of any of them;

(b)	the singular includes the plural and vice versa;

(c)	includes or including means includes or including without limitation;

(d)	a reference to a person includes a natural person, firm, partnership, body corporate, unincorporated association, authority, the Crown or any other organisation or legal entity;

(e)	a reference to a natural person includes a reference to the person’s executors, administrators, successors, substitutes (including, persons taking by novation) and assigns;

(f)	a reference to a corporation includes its successors and permitted assigns;

(g)

a reference to a body or Authority which ceases to exist is a reference to either a body or Authority that the parties agree to substitute for the named body or Authority or, failing agreement, to a body or Authority having substantially the same objects as the named body or Authority;

(h)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(i)	a reference to a time is to that time in the State or Territory in which the Services are performed;

(j)	a requirement to do anything includes a requirement to cause or procure that thing to be done and a requirement not to do anything includes a requirement to prevent that thing being done;

(k)	a word that is derived from a defined word has a corresponding meaning;

(l)	any reference to a right or a discretion on the part of SMX Israel means SMX Israel may exercise that right or discretion in its sole and absolute discretion;

(m)	any terms used in this Agreement (unless the context otherwise requires) which are defined in the GST Act are taken to have the meaning as defined in the GST Act;

(n)	a reference to $, AUD or dollar is to the lawful currency of the Commonwealth of Australia;

(o)	a reference to a court is to an Australian court;

(p)	headings and the table of contents are inserted for convenience only and do not affect interpretation of this Agreement; and

(q)	a reference to “owner, “principal” or “purchaser” or any similar derivative of such terms in any document comprising this Agreement will be taken to mean TrueGold.

15.3	Inconsistency

Unless expressly provided otherwise, to the extent of any inconsistency between the terms set out in this Agreement, the Commercial Details or a schedule or annexure to this Agreement, the following order of precedence will prevail to the extent of any inconsistency:

(a)	firstly, the Schedules to this Agreement;

(b)	secondly, the Commercial Details; and

(c)	thirdly, these General Terms and Conditions (other than the Schedules).

15.4	Construction

Neither this Agreement nor any part of it is to be construed against a Party on the basis that the Party or its lawyers were responsible for its drafting.

15.5	No reliance

Without limiting any other provision of this Agreement, TrueGold represents and warrants that:

(a)	it has not entered into this Agreement in reliance on any representation expressly or impliedly given by or on behalf of SMX Israel; and

(b)	it has made its own inquiries into all necessary matters which apply to the performance of the Services under this Agreement.

15.6	Other terms and conditions of no legal effect

(a)

To the extent that TrueGold’s terms and conditions are supplied with or in the course of SMX Israel’s provision of the Services, such terms and conditions will be of no legal effect and will not constitute part of this Agreement (notwithstanding the signing of any such document by a representative of SMX Israel for any reason).